NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0173 Dated July 14, 1997         Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                  File number: 333-7229
Prospectus Supplement dated November 8, 1996)


Subordinated Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue
Fixed Rate Notes


Principal Amount:                                    $  25,000,000.00
Issue Price:                             100.000%    $  25,000,000.00
Commission or Discount:                    1.750%    $     437,500.00

Proceeds to Company:                      98.250%    $  24,562,500.00

Agent:                            Smith Barney Inc., as Principal


Original Issue Date:              July 30, 1997

Stated Maturity Date:             July 30, 2012

Cusip #:                          63858S-BJ-7

Form:                             Book entry only


Interest Rate:                    7.125% Fixed

Interest Payment Dates:           Monthly, 30th of each month, commencing
                                  on August 30, 1997


Discount Note?                                                   No
May the Notes be redeemed by the Company prior to maturity?      Yes

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring July 30, 2001 and on any Interest Payment Date occurring thereafter at a redemption price equal to 100% of the principal amount of the Notes, plus accrued interest thereon, if any, upon at least 30 calendar days prior notice, as described in the Prospectus Supplement.


May the notes be repaid prior to maturity at the option of       No
the holder?